SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 8, 2012     Date of earliest event reported: June 6, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, the Compensation Committee of the Board of Directors of Martha Stewart Living Omnimedia, Inc. (“MSLO” or the “Company”) determined to provide to Lisa Gersh, MSLO’s President and Chief Operating Officer, a restricted stock unit award in respect of 64,395 shares of MSLO Class A Common Stock. Such award is in addition to the equity awards granted to her on such date pursuant to her employment agreement and has the same terms as the restricted stock unit awards granted pursuant to such agreement, except that the additional award vests on June 6, 2013 (or earlier if the Company terminates Ms. Gersh’s employment with MSLO without cause). In making such determination, the Compensation Committee considered Ms. Gersh’s performance over the past year, including her role in consummating the transactions with J. C. Penney Corporation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: June 8, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

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